Exhibit 99.1

OfficeMax Incorporated
263 Shuman Boulevard
Naperville, IL 60563

News Release

Investor Contact	Media Contact
Mike Steele	Julie Treon
630 864 6826	630 864 6155

For Immediate Release: November 6, 2012

OFFICEMAX REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

•	Achieves Year-Over-Year Improvement in EPS

•	Continued Momentum in U.S. Contract Business, including Digital Initiatives

•	Extinguishes Lehman Timber Notes from Balance Sheet

Naperville, Ill. – OfficeMax® Incorporated (NYSE:OMX), a leader in office and facility supplies, technology and services, today announced the results for its fiscal third quarter ended September 29, 2012.

Consolidated Results

Reported Results

Total sales were $1,744.6 million in the third quarter of 2012, a decrease of 1.7% from the third quarter of 2011. For the third quarter of 2012, OfficeMax reported operating income of $33.5 million, compared to $41.3 million in the third quarter of 2011, and net income available to OfficeMax common shareholders of $433.0 million, or $4.92 per diluted share, compared to $21.5 million, or $0.25 per diluted share, in the third quarter of 2011.

Adjusted Results

Excluding the impact of changes in foreign exchange rates, the impact of stores closed and opened, and the shift in weeks resulting from our fiscal calendar, adjusted total sales in the third quarter of 2012 decreased 1.2% from the third quarter of 2011. A reconciliation to the company’s GAAP sales results is included in this press release.

Results for the third quarter of 2012 included a non-cash gain of $670.8 million related to the extinguishment of non-recourse debt guaranteed by Lehman Brothers Holdings, Inc. which increased net income by $416.4 million, or $4.73 per diluted share. The third quarter of 2012 also included $11.4 million of expenses to impair fixed assets associated with certain stores and to record a change in the estimated lease obligation of a previously closed store in the U.S. which reduced net income by $7.0 million or $0.08 per diluted share. Excluding these items, adjusted operating income in the third quarter of 2012 was $44.9 million, or 2.6% of sales, an increase from $41.3 million, or 2.3% of sales, in the third quarter of 2011; and adjusted net income available to OfficeMax common shareholders was $23.6 million, or $0.27 per diluted share, an increase from $21.5 million, or $0.25 per diluted share, in the third quarter of 2011.

“Our team’s focus on strengthening the core business resulted in stronger operating margins for the quarter, driven primarily by our U.S. and international Contract businesses. While we continued to drive sales growth in our U.S. Contract business including digital initiatives, Retail sales were challenged by weaker demand for technology products, especially personal computers,” said Ravi Saligram, President and CEO of OfficeMax. “We are also pleased to have extinguished the Lehman non-recourse liability from our balance sheet.”

Consolidated (in millions, except per-share amounts)	3Q12	3Q11	YTD12	YTD11
Sales	$1,744.6	$1,774.8	$5,219.9	$5,285.4
Sales decline (from prior year period)	-1.7%	-2.1%	-1.2%	-1.8%
Gross profit	$460.4	$459.7	$1,352.7	$1,359.2
Gross profit margin	26.4%	25.9%	25.9%	25.7%
Reported operating income	$33.5	$41.3	$74.4	$73.9
Adjusted operating income*	$44.9	$41.3	$111.1	$87.8
Adjusted operating income margin*	2.6%	2.3%	2.1%	1.7%
Adjusted diluted income per common share*	$0.27	$0.25	$0.62	$0.45

*	Adjusted operating income, adjusted operating income margin, adjusted net income available to OfficeMax common shareholders, and adjusted diluted income per share are non-GAAP financial measures that exclude the effect of certain items and charges described in the footnotes to the accompanying financial statements. A reconciliation to the company’s GAAP financial results is included in this press release. There were no adjustments for 3Q11.

Contract Segment Results

Contract segment sales decreased 0.3% compared to the prior year period to $880.9 million in the third quarter of 2012. This decrease reflected a U.S. Contract operations sales increase of 3.9% and an international Contract operations sales decrease of 8.9% in U.S. dollars (a decrease of 7.2% on a local currency basis).

Contract (in millions)	3Q12	3Q11	YTD12	YTD11
Sales	$880.9	$883.3	$2,720.3	$2,689.3
Sales growth or decline (from prior year period)	-0.3%	0.7%	1.2%	-1.2%
Gross profit margin	22.8%	22.7%	22.5%	22.4%
Segment income	$26.5	$23.3	$79.3	$49.7
Segment income margin	3.0%	2.6%	2.9%	1.8%

Contract segment gross profit margin increased to 22.8% in the third quarter of 2012 from 22.7% in the third quarter of 2011, reflecting lower occupancy expense. Contract segment operating, selling and general and administrative expenses as a percentage of sales decreased to 19.8% in the third quarter of 2012 from 20.1% in the third quarter of 2011 primarily due to lower payroll expense from reorganizations and facility closures in 2011, partially offset by higher incentive compensation expense. Contract segment income was $26.5 million, or 3.0% of sales, in the third quarter of 2012 compared to $23.3 million, or 2.6% of sales, in the third quarter of 2011.

Retail Segment Results

Retail segment sales decreased 3.1% to $863.7 million in the third quarter of 2012 compared to the third quarter of 2011, reflecting a same-store sales decrease on a local currency basis of 2.1% primarily due to lower technology product category sales. The decrease reflected a U.S. Retail operations same-store sales decrease of 2.6%, partially offset by a Mexico retail operations same-store sales increase of 2.2% on a local currency basis.

Retail (in millions)	3Q12	3Q11	YTD12	YTD11
Sales	$863.7	$891.5	$2,499.6	$2,596.1
Same-store sales decline	-2.1%	-4.8%	-1.5%	-2.6%
Gross profit margin	30.0%	29.0%	29.6%	29.2%
Segment income	$27.7	$28.5	$53.4	$62.1
Segment income margin	3.2%	3.2%	2.1%	2.4%

Retail segment gross profit margin increased to 30.0% in the third quarter of 2012 from 29.0% in the third quarter of 2011, due to higher customer margins driven primarily by a sales mix shift from the relatively lower margin technology category, and lower occupancy and delivery expenses. Retail segment operating, selling and general and administrative expenses as a percentage of sales were 26.8% in the third quarter of 2012 and 25.8% in the third quarter of 2011. The increase was primarily due to higher advertising and incentive compensation expense. Retail segment income was $27.7 million, or 3.2% of sales, in the third quarter of 2012 compared to $28.5 million, or 3.2% of sales, in the third quarter of 2011.

OfficeMax ended the third quarter of 2012 with a total of 960 Retail stores, consisting of 872 Retail stores in the U.S. and 88 Retail stores in Mexico. During the third quarter of 2012, OfficeMax opened three stores in Mexico.

Corporate and Other Segment Results

The Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Retail and Contract segments. Corporate and Other segment operating, selling and general and administrative expenses were $9.3 million in the third quarter of 2012 compared to $10.5 million in the third quarter of 2011. The decrease was primarily due to lower pension expense.

Balance Sheet and Cash Flow

As of September 29, 2012, OfficeMax had total debt of $236.4 million, excluding $735.0 million of non-recourse debt related to the Wells Fargo-backed timber notes. In September 2012, $735.0 million of non-recourse debt related to Lehman was extinguished from the balance sheet.

During the first nine months of 2012, OfficeMax generated $157.8 million of cash flow from operations and invested $48.2 million in capital expenditures.

“We maintained our focus on driving cost efficiencies and gross margins, even as we continued to invest in key growth initiatives,” said Bruce Besanko, EVP, Chief Financial Officer and Chief Administrative Officer of OfficeMax. “At the same time, we achieved strong free cash flow and continued our comprehensive analysis of our balance sheet.”

Outlook

Fourth Quarter 2012

Based on the current environment, OfficeMax anticipates that total company sales for the fourth quarter will be approximately in line with, to slightly lower than, the fourth quarter of 2011, including the projected favorable impact of foreign currency translation and excluding the additional week in the fourth quarter of 2011, which generated $86 million in sales. Additionally, OfficeMax anticipates that for the fourth quarter of 2012, adjusted operating income margin will be slightly lower than the 1.7% for the prior year period due to the benefit of the highly profitable additional week in the fourth quarter of 2011.

Full Year 2012

For the full year 2012, OfficeMax anticipates that total company sales will be lower than the prior year, including the projected unfavorable impact of foreign currency translation and excluding the additional week in 2011, which generated $86 million in sales. For the full year 2012, OfficeMax anticipates that adjusted operating income margin will be slightly higher than the 1.7% for the prior year despite the benefit of the highly profitable additional week in 2011. The company’s full year 2012 outlook also includes the following:

•	Capital expenditures of approximately $70-80 million, primarily related to investments in IT, ecommerce, infrastructure improvements, and maintenance

•	Depreciation & amortization of approximately $70-80 million

•

Pension expense of approximately $3 million excluding any non-cash expense associated with a lump sum payout initiative in the fourth quarter of 2012, and cash contributions to the frozen pension plans of $21 million

•	Interest expense of approximately $70 million and interest income of approximately $44 million

•	An adjusted effective tax rate approximately in line with the adjusted effective tax rate in the full year 2011

•	Cash flow from operations exceeding capital expenditures

•	A net reduction in Retail store count for the year with up to 45 store closures and one opening in the U.S., as well as 8-10 store openings and 1-2 store closures in Mexico

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Management believes that these forward-looking statements are reasonable. However, the company cannot guarantee that the macroeconomy will perform within the assumptions underlying its projected outlook; that its initiatives will be successfully executed and produce the results underlying its expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the company that may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 31, 2011, under Item 1A “Risk Factors”, and in the company’s other filings with the Securities and Exchange Commission.

Conference Call Information

OfficeMax will host a webcast and conference call with analysts and investors to review its third quarter 2012 financial results today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live audio webcast of the conference call can be accessed via the Internet by visiting the OfficeMax website at investor.officemax.com. The webcast and a podcast will be archived and available online for one year following the call and will be posted on the “Quarterly Earnings” page located within the “Investors” section of the OfficeMax website.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in integrating products, solutions and services for the workplace, whether for business or at home. The OfficeMax mission is simple: We provide workplace innovation that enables our customers to work better. The company provides office supplies and paper, print and document services, technology products and solutions, and furniture to businesses and consumers. OfficeMax consumers and business customers are served by approximately 29,000 associates through OfficeMax.com; OfficeMaxSolutions.com and Reliable.com; more than 900 stores in the U.S. and Mexico; and direct sales and catalogs. OfficeMax has been named one of the 2012 World’s Most Ethical Companies, and is the only company in the office supply industry to receive Ethics Inside® Certification by the Ethisphere Institute. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.officemax.com.

All trademarks, service marks and trade names of OfficeMax Incorporated used herein are trademarks or registered trademarks of OfficeMax Incorporated. Any other product or company names mentioned herein are the trademarks of their respective owners.

# # #

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	September 29,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$506,022	$427,111
Receivables, net	547,652	558,635
Inventories	762,078	821,999
Deferred income taxes and receivables	63,679	63,382
Other current assets	71,377	67,847

Total current assets	1,950,808	1,938,974

Property and equipment:
Property and equipment	1,321,391	1,308,637
Accumulated depreciation	(978,543)	(943,701)

Property and equipment, net	342,848	364,936

Intangible assets, net	81,285	81,520
Timber notes receivable	817,500	899,250
Deferred income taxes	111,689	370,439
Other non-current assets	428,061	414,156

Total assets	$3,732,191	$4,069,275

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$9,900	$38,867
Accounts payable	615,232	654,918
Income taxes payable	31,700	9,553
Accrued liabilities and other	347,252	309,963

Total current liabilities	1,004,084	1,013,301

Long-term debt, less current portion	226,488	229,323
Non-recourse debt	735,000	1,470,000

Other long-term obligations:
Compensation and benefits	363,244	393,293
Other long-term liabilities	322,537	362,442

Total other long-term liabilities	685,781	755,735

Noncontrolling interest in joint venture	36,410	31,923

Shareholders’ equity:
Preferred stock	28,277	28,726
Common stock	216,790	215,397
Additional paid-in capital	1,021,100	1,015,374
Accumulated deficit	(54,552)	(500,843)
Accumulated other comprehensive loss	(167,187)	(189,661)

Total shareholders’ equity	1,044,428	568,993

Total liabilities and equity	$3,732,191	$4,069,275

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	September 29,	September 24,
	2012	2011
Sales	$1,744,579	$1,774,767
Cost of goods sold and occupancy costs	1,284,177	1,315,106

Gross profit	460,402	459,661

Operating expenses:
Operating, selling and general and administrative expenses	415,511	418,365
Asset impairments and other operating expenses (a)	11,432	—

Total operating expenses	426,943	418,365

Operating income	33,459	41,296

Other income (expense):
Interest expense	(16,873)	(17,827)
Interest income	11,003	10,984
Gain on extinguishment of non-recourse debt (b)	670,766	—
Other income, net	224	173

	665,120	(6,670)

Pre-tax income	698,579	34,626
Income tax expense	(263,331)	(11,167)

Net income attributable to OfficeMax and noncontrolling interest	435,248	23,459
Joint venture results attributable to noncontrolling interest	(1,740)	(1,426)

Net income attributable to OfficeMax	433,508	22,033

Preferred dividends	(522)	(515)

Net income available to OfficeMax common shareholders	$432,986	$21,518

Basic income per common share:	$5.00	$0.25

Diluted income per common share:	$4.92	$0.25

Weighted Average Shares
Basic	86,661	86,033
Diluted	88,104	87,087

(a)	The third quarter of 2012 included a charge to impair fixed assets associated with certain Retail stores in the U.S. and a charge related to a change in the estimated lease obligation of a closed domestic store. These items totaled $11.4 million and reduced income available to OfficeMax common shareholders by $7.0 million or $0.08 per diluted share.
(b)	The third quarter of 2012 included a non-cash gain of $670.8 million related to an agreement that legally extinguished the Company’s non-recourse debt guaranteed by Lehman Brothers Holdings, Inc. The gain increased net income available to OfficeMax common shareholders by $416.4 or $4.73 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Nine Months Ended
	September 29,	September 24,
	2012	2011
Sales	$5,219,890	$5,285,384
Cost of goods sold and occupancy costs	3,867,198	3,926,148

Gross profit	1,352,692	1,359,236

Operating expenses:
Operating, selling and general and administrative expenses	1,241,598	1,271,391
Asset impairments and other operating expenses (a)	36,698	13,916

Total operating expenses	1,278,296	1,285,307
Operating income	74,396	73,929

Other income (expense):
Interest expense	(52,690)	(54,721)
Interest income	32,820	32,913
Gain on extinguishment of non-recourse debt (b)	670,766	—
Other income, net	449	307

	651,345	(21,501)

Pre-tax income	725,741	52,428
Income tax expense	(272,251)	(17,837)

Net income attributable to OfficeMax and noncontrolling interest	453,490	34,591
Joint venture results attributable to noncontrolling interest	(3,345)	(3,113)

Net income attributable to OfficeMax	450,145	31,478

Preferred dividends	(1,581)	(1,614)

Net income available to OfficeMax common shareholders	$448,564	$29,864

Basic income per common share:	$5.18	$0.35

Diluted income per common share:	$5.12	$0.34

Weighted Average Shares
Basic	86,526	85,793
Diluted	87,979	86,878

(a)	The first nine months of 2012 included a non-cash charge of $9.8 million to impair fixed assets associated with certain stores in the U.S. and charges of $26.9 million related to store closures in the U.S. These items reduced net income by $22.4 million, or $0.26 per diluted share for the first nine months of 2012. The first nine months of 2011 included charges related to store closures in the U.S. of $5.6 million which reduced net income available to OfficeMax common shareholders by $3.4 million or $0.04 per diluted share. The first nine months of 2011 also included severance charges of $8.3 million ($8.0 million in Contract and $0.3 million in Retail) related to reorganizations in Canada, Australia and the U.S. sales and supply chain organizations. The effect of this item reduced net income by $5.6 million, or $0.07 per diluted share for the first nine months of 2011.
(b)	The first nine months of 2012 included a non-cash gain of $670.8 million related to an agreement that legally extinguished the Company’s non-recourse debt guaranteed by Lehman Brothers Holdings, Inc. The gain increased net income available to OfficeMax common shareholders by $416.4 or $4.73 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Nine Months Ended
	September 29,	September 24,
	2012	2011
Cash provided by operations:
Net income attributable to OfficeMax and noncontrolling interest	$453,490	$34,591
Items in net income not using cash:
Depreciation and amortization	55,704	63,759
Non-cash impairment charges	9,791	—
Non-cash gain on extinguishment of non-recourse debt	(670,766)	—
Non-cash deferred taxes on extinguishment of non-recourse debt	239,990	—
Other	29,456	13,467
Changes in operating assets and liabilities:
Receivables	28,360	(14,707)
Inventory	69,038	77,249
Accounts payable and accrued liabilities	(22,625)	(76,980)
Current and deferred income taxes	23,157	5,749
Other	(57,765)	(24,385)

Cash provided by operations	157,830	78,743

Cash used for investment:
Expenditures for property and equipment	(48,173)	(41,549)
Proceeds from sale of assets	1,667	169

Cash used for investment	(46,506)	(41,380)

Cash used for financing:
Cash dividends paid	(2,792)	(2,224)
Changes in debt, net	(31,909)	(5,134)
Other	(1,005)	(3,922)

Cash used for financing	(35,706)	(11,280)

Effect of exchange rates on cash and cash equivalents	3,293	(2,983)
Increase in cash and cash equivalents	78,911	23,100
Cash and cash equivalents at beginning of period	427,111	462,326

Cash and cash equivalents at end of period	$506,022	$485,426

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION —OPERATING RESULTS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	September 29, 2012			September 24, 2011
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Sales	$1,744.6	$—	$1,744.6	$1,774.8	$—	$1,774.8
Cost of goods sold and occupancy costs	1,284.2	—	1,284.2	1,315.1	—	1,315.1

Gross profit	460.4	—	460.4	459.7	—	459.7

Operating expenses:
Operating, selling and general and administrative expenses	415.5	—	415.5	418.4	—	418.4
Asset impairments and other operating expenses (a)	11.4	(11.4)	—	—	—	—

Total operating expenses	426.9	(11.4)	415.5	418.4	—	418.4
Operating income	33.5	11.4	44.9	41.3	—	41.3

Other income (expense):
Interest expense	(16.9)	—	(16.9)	(17.8)	—	(17.8)
Interest income	11.0	—	11.0	11.0	—	11.0
Gain on extinguishment of non-recourse debt (b)	670.8	(670.8)	—	—	—	—
Other income, net	0.2	—	0.2	0.1	—	0.1

	665.1	(670.8)	(5.7)	(6.7)	—	(6.7)

Pre-tax income	698.6	(659.3)	39.2	34.6	—	34.6
Income tax expense	(263.3)	249.9	(13.4)	(11.1)	—	(11.1)

Net income attributable to OfficeMax and noncontrolling interest	435.2	(409.4)	25.8	23.5	—	23.5
Joint venture results attributable to noncontrolling interest	(1.7)	—	(1.7)	(1.5)	—	(1.5)

Net income attributable to OfficeMax	433.5	(409.4)	24.1	22.0	—	22.0

Preferred dividends	(0.5)	—	(0.5)	(0.5)	—	(0.5)

Net income available to OfficeMax common shareholders	$433.0	$(409.4)	$23.6	$21.5	$—	$21.5

Basic income per common share:	$5.00	$(4.72)	$0.27	$0.25	$—	$0.25

Diluted income per common share:	$4.92	$(4.65)	$0.27	$0.25	$—	$0.25

Weighted Average Shares
Basic	86,661		86,661	86,033		86,033
Diluted	88,104		88,104	87,087		87,087

Note:	Totals may not sum down or across due to rounding.
(a)	The third quarter of 2012 included a charge to impair fixed assets associated with certain Retail stores in the U.S. and a charge related to a change in the estimated lease obligation of a closed domestic store. These items totaled $11.4 million and reduced income available to OfficeMax common shareholders by $7.0 million or $0.08 per diluted share.
(b)	The third quarter of 2012 included a non-cash gain of $670.8 million related to an agreement that legally extinguished the Company’s non-recourse debt guaranteed by Lehman Brothers Holdings, Inc. The gain increased net income available to OfficeMax common shareholders by $416.4 or $4.73 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION —OPERATING RESULTS

(unaudited)

(millions, except per-share amounts)

	Nine Months Ended
	September 29, 2012			September 24, 2011
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Sales	$5,219.9	$—	$5,219.9	$5,285.4	$—	$5,285.4
Cost of goods sold and occupancy costs	3,867.2	—	3,867.2	3,926.2	—	3,926.2

Gross profit	1,352.7	—	1,352.7	1,359.2	—	1,359.2

Operating expenses:
Operating, selling and general and administrative expenses	1,241.6	—	1,241.6	1,271.4	—	1,271.4
Asset impairments and other operating expenses (a)	36.7	(36.7)	—	13.9	(13.9)	—

Total operating expenses	1,278.3	(36.7)	1,241.6	1,285.3	(13.9)	1,271.4

Operating income	74.4	36.7	111.1	73.9	13.9	87.8

Other income (expense):
Interest expense	(52.7)	—	(52.7)	(54.7)	—	(54.7)
Interest income	32.8	—	32.8	32.9	—	32.9
Gain on extinguishment of non-recourse debt (b)	670.8	(670.8)	—	—	—	—
Other income, net	0.4	—	0.4	0.3	—	0.3

	651.3	(670.8)	(19.5)	(21.5)	—	(21.5)

Pre-tax income	725.7	(634.1)	91.7	52.4	13.9	66.3
Income tax expense	(272.3)	240.1	(32.2)	(17.8)	(4.9)	(22.7)

Net income attributable to OfficeMax and noncontrolling interest	453.5	(394.0)	59.5	34.6	9.0	43.6
Joint venture results attributable to noncontrolling interest	(3.3)	—	(3.3)	(3.1)	—	(3.1)

Net income attributable to OfficeMax	450.1	(394.0)	56.2	31.5	9.0	40.5

Preferred dividends	(1.6)	—	(1.6)	(1.6)	—	(1.6)

Net income available to OfficeMax common shareholders	$448.6	$(394.0)	$54.6	$29.9	$9.0	$38.9

Basic income per common share:	$5.18	$(4.55)	$0.63	$0.35	$0.10	$0.45

Diluted income per common share:	$5.12	$(4.48)	$0.62	$0.34	$0.11	$0.45

Weighted Average Shares
Basic	86,526		86,526	85,793		85,793
Diluted	87,979		87,979	86,878		86,878

Note:	Totals may not sum down or across due to rounding.
(a)	The first nine months of 2012 included a non-cash charge of $9.8 million to impair fixed assets associated with certain stores in the U.S. and charges of $26.9 million related to store closures in the U.S. These items reduced net income by $22.4 million, or $0.26 per diluted share for the first nine months of 2012. The first nine months of 2011 included charges related to store closures in the U.S. of $5.6 million which reduced net income available to OfficeMax common shareholders by $3.4 million or $0.04 per diluted share. The first nine months of 2011 also included severance charges of $8.3 million ($8.0 million in Contract and $0.3 million in Retail) related to reorganizations in Canada, Australia and the U.S. sales and supply chain organizations. The effect of this item reduced net income by $5.6 million, or $0.07 per diluted share for the first nine months of 2011.
(b)	The first nine months of 2012 included a non-cash gain of $670.8 million related to an agreement that legally extinguished the Company's non-recourse debt guaranteed by Lehman Brothers Holdings, Inc. The gain increased net income available to OfficeMax common shareholders by $416.4 or $4.73 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONTRACT SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	September 29,		September 24,
	2012		2011
Sales	$880.9		$883.3

Gross profit	200.9	22.8%	200.9	22.7%
Operating, selling and general and administrative expenses	174.4	19.8%	177.6	20.1%

Segment income	$26.5	3.0%	$23.3	2.6%

	Nine Months Ended
	September 29,		September 24,
	2012		2011
Sales	$2,720.3		$2,689.3

Gross profit	612.3	22.5%	602.3	22.4%
Operating, selling and general and administrative expenses	533.0	19.6%	552.6	20.6%

Segment income	$79.3	2.9%	$49.7	1.8%

Note: Totals may not sum down due to rounding.

Note:	Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as severance, facility closures and adjustments, and asset impairments. These certain operating items are reported on the other operating expenses line in the Consolidated Statements of Operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

RETAIL SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	September 29,		September 24,
	2012		2011
Sales	$863.7		$891.5

Gross profit	259.5	30.0%	258.8	29.0%
Operating, selling and general and administrative expenses	231.8	26.8%	230.3	25.8%

Segment income	$27.7	3.2%	$28.5	3.2%

	Nine Months Ended
	September 29, 2012		September 24, 2011
Sales	$2,499.6		$2,596.1

Gross profit	740.4	29.6%	756.9	29.2%
Operating, selling and general and administrative expenses	687.0	27.5%	694.8	26.8%

Segment income	$53.4	2.1%	$62.1	2.4%

Note:	Totals may not sum down due to rounding.

Note:	Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as severance, facility closures and adjustments, and asset impairments. These certain operating items are reported on the other operating expenses line in the Consolidated Statements of Operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION—SALES

(unaudited)

(millions)

	Quarter Ended
	September 29,	September 24,	Percent
	2012	2011	Change
Sales as reported	$1,744.6	$1,774.8	-1.7%
Less: Unfavorable impact of change in foreign exchange rates (a)	$(14.0)	$—

Sales adjusted for impact of change in foreign exchange rates	$1,758.5	$1,774.8	-0.9%
Adjustment for same store and shift in weeks (b)	$(13.2)	$(7.3)

Sales adjusted for impact of change in foreign exchange rates and adjustment for same stores and shift in weeks	$1,745.4	$1,767.4	-1.2%

	Nine Months Ended
	September 29,	September 24,	Percent
	2012	2011	Change
Sales as reported	$5,219.9	$5,285.4	-1.2%
Less: Unfavorable impact of change in foreign exchange rates (a)	$(28.7)	$—

Sales adjusted for impact of change in foreign exchange rates	$5,248.6	$5,285.4	-0.7%
Adjustment for same store and shift in weeks (b)	$(34.6)	$(58.9)

Sales adjusted for impact of change in foreign exchange rates and adjustment for same stores and shift in weeks	$5,213.9	$5,226.5	-0.2%

Note:	Totals may not sum down due to rounding.

(a)	Computed by assuming constant exchange rates between periods.
(b)	Impact from stores closed and opened during 2012 and 2011 and the shift in calendar weeks resulting from reporting fifty-three weeks in fiscal 2011.

Reconciliation of non-GAAP Measures to GAAP Measures

In addition to assessing our operating performance as reported under U.S. generally accepted accounting principles (GAAP), we evaluate our results of operations before non-operating legacy items and operating items that are not indicative of our core operating activities such as severance, facility closure and adjustments, and asset impairments. We also assess the change in sales excluding the impact of changes in foreign exchange rates, the impact of stores closed and opened, and the shift in weeks resulting from our fiscal calendar. We believe our presentation of financial measures before, or excluding, these items, which are non-GAAP measures, enhances our investors’ overall understanding of our operational performance and provides useful information to both investors and management to evaluate the ongoing operations and prospects of OfficeMax by providing better comparisons. Whenever we use non-GAAP financial measures, we designate these measures as “adjusted” and provide a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. In the preceding tables, we reconcile our non-GAAP financial measures to our reported GAAP financial results for the third quarter and first nine months of 2012 and 2011.

Although we believe the non-GAAP financial measures enhance an investor’s understanding of our performance, our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures we use may not be consistent with the presentation of similar companies in our industry. However, we present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what we believe to be our ongoing business operations.